Exhibit 10.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 27th day of April, 2018 (the “Effective Date”) by and among Air T, Inc., a Delaware corporation (“Buyer”), Worthington Aviation Parts, Inc., a Minnesota corporation (“Seller”), Churchill Industries, Inc., a Minnesota corporation (“Churchill”), in its own capacity and its capacity as guarantor of Seller’s obligations pursuant to Section 12.14 of the Purchase Agreement referred to below, and Worthington Aviation, LLC, a North Carolina limited liability company that is wholly owned by Buyer (“Subsidiary”).

WHEREAS, Buyer, Seller and Churchill are the parties to the Asset Purchase Agreement dated as of April 6, 2018 (the “Purchase Agreement”) and wish to amend the Purchase Agreement as stated in this Amendment;

WHEREAS, capitalized terms used in this Amendment without definition have the meanings provided in the Purchase Agreement;

WHEREAS, the parties wish to provide, among other things, that the Lease Agreement dated as of November 20, 2003, as amended, between CIM Urban Income Investments LP (“Eagan Landlord”) and Seller for the Seller’s premises in Eagan, Minnesota (the “Eagan Lease”) shall be assigned to Subsidiary;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties, intending to be legally bound, agree as follows:

1.     Addition of Subsidiary as a Party. Subsidiary is hereby added as a party to the Agreement, and shall be (i) jointly and severally liable with Buyer for the obligations of Buyer under the Agreement, and (ii) entitled to the benefits due Buyer under the Agreement.

2.     Representations and Warranties Regarding Subsidiary. Article 5 of the Purchase Agreement is hereby amended by adding a new Section 5.5 that reads as follows:

“5.5  Representations and Warranties Regarding Subsidiary. The representations and warranties made in Sections 5.1, 5.2 and 5.3 above concerning Buyer and also true and correct as to Subsidiary, except that with respect to the representation and warranty in Section 5.2, Subsidiary is a North Carolina limited liability company. All of the outstanding equity and ownership interests of Subsidiary are owned by Buyer.”

3.     Assignment to Subsidiary. The first sentence of Section 2.1 of the Purchase Agreement is hereby amended by inserting the words “(or cause Subsidiary to purchase)” so that the sentence reads as follows:

“On the terms and subject to the provisions of this Agreement, Seller agrees to sell, transfer and deliver to Subsidiary on the Closing Date, and Subsidiary agrees to purchase from Seller for the Purchase Price, all of the assets, properties, rights and interests of Seller of every kind and character and wherever located, except for the Excluded Assets (collectively, the “Acquired Assets”).”

Immediately following the amended sentence stated above, the following additional sentence shall be inserted:

“At the Closing, Seller shall assign to Subsidiary (i) the Eagan Lease, (ii) all of the Acquired Assets that are not Contracts, (iii) all Contracts which are part of the Acquired Assets where no consent by the other party or parties to the Contract is required for Closing, and (iv) all Contracts which are part of the Acquired Assets where consent to assignment to Subsidiary has been obtained.”

4.     Contracts Where Consent Not Yet Obtained. Except for the Eagan Lease, with respect to any Contracts or Leases which are listed on Schedule 4.10 for which a consent to assignment has not been obtained prior to May 4, 2018, (i) the condition to Closing in Section 8.2(b) of the Purchase Agreement is waived, (ii) Seller and Buyer shall continue after the Closing their efforts pursuant Section 6.3 of the Purchase Agreement to obtain the required consent after the Closing, and (iii) Seller shall act on behalf of and for the benefit of Buyer and Subsidiary with respect to the Contract as contemplated by Section 8.2(b) of the Purchase Agreement.

5.     Other Terms Unchanged. Except as expressly stated in this Amendment, all other terms and provisions of the Purchase Agreement are unchanged, and are hereby ratified and confirmed.

6.     Entire Agreement; Modifications. This Amendment and the Purchase Agreement constitutes the entire agreement between the parties and supersedes all prior discussions, negotiations and understandings relating to the subject matter hereof, whether written or oral. No provision of this Amendment shall be amended, altered, enlarged, supplemented, abridged, modified, or any provisions waived, except by a writing duly signed by all of the parties hereto. Following the execution and delivery of this Amendment, all references to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

7.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. This Amendment may be signed by means of separate counterparts, and any signed counterpart shall be effective upon delivery of a signed signature page by facsimile, electronic transmission, mail, messenger, or personal delivery.

[Signatures are on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Asset Purchase Agreement as of the date set forth above.

Seller:	Buyer:

WORTHINGTON AVIATION, INC.	AIR T, INC.

By	By
Its	Its

Churchill:	Subsidiary:

CHURCHILL INDUSTRIES, INC.	WORTHINGTON AVIATION, LLC

By	By
Its	Its

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